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                                                                   Exhibit 99(b)


              Certification Pursuant to Section 1350 of Chapter 63
                      Of Title 18 of the United States Code


I, Susan Tomasky, the chief financial officer of

                      American Electric Power Company, Inc.
                             AEP Generating Company
                            AEP Texas Central Company
                             AEP Texas North Company
                            Appalachian Power Company
                         Columbus Southern Power Company
                         Indiana Michigan Power Company
                             Kentucky Power Company
                               Ohio Power Company
                       Public Service Company of Oklahoma
                       Southwestern Electric Power Company

(the "Companies"), certify that (i) the Annual Reports of the Companies on Form 10-K for the year ended December 31, 2002 (the "Reports") fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/ Susan Tomasky

Susan Tomasky

March 20, 2003